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                                                                    EXHIBIT 10.3



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                    UNITED SAVINGS ASSOCIATION OF TEXAS, FSB


                                       and



               THE FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION



                                -----------------

                                WARRANT AGREEMENT

                                -----------------




                          DATED AS OF DECEMBER 30, 1988






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                                                                      Exhibit __



                                WARRANT AGREEMENT


    THIS AGREEMENT ("Agreement"), dated December 30, 1988, is entered into by and between UNITED SAVINGS ASSOCIATION OF TEXAS, FSB, Houston, Texas, a federally chartered savings bank (the "Association"), and the FEDERAL SAVINGS AND LOAN INSURANCE CORPORATION, a corporate instrumentality and agency of the United States of America ("FSLIC").


                                   WITNESSETH:


    WHEREAS, pursuant to that certain Assistance Agreement, of even date herewith, by and between the Association and FSLIC (the "Assistance Agreement") and in connection with the transactions contemplated thereby, the Association has agreed to issue warrants (the "Warrants") representing the right to purchase up to 158,823 shares of the Association's common stock, par value $0.01 (One
Cent) per share (the "Common Stock").

    WHEREAS, the Association and FSLIC desire to enter into this Agreement to set forth the terms and conditions of the Warrants and the rights and obligations with respect thereto of the Association and FSLIC and any subsequent holder or
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holders of the Warrants and the shares of Common Stock issued upon the exercise of such Warrants (FSLIC and such holder or holders may hereinafter be referred to individually as the "Holder or collectively as the "Holders");

    NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:


    1. Issuance of Warrants. The Association hereby issues 158,823 Warrants to FSLIC which issuance is evidenced by the execution and delivery of a warrant certificate substantially in the form of Exhibit A hereto (the "Warrant Certificate"). The Warrant Certificate may have such letters, numbers, or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange, or to conform to usage, or as may, consistently herewith, be determined by the officers executing such Warrant Certificate as evidenced by the officers executing such Warrant Certificate. The Warrant Certificate evidences the total number of Warrants issued
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                                       3



hereunder and registered in the name of the Holder in the Warrant Register (as defined in Section 6(a)). Each Warrant shall entitle the Holder to purchase one share of Common Stock ("Common Share") subject to adjustment pursuant to the provisions of Section 8. The Common Shares issued pursuant to the exercise of Warrants are hereinafter referred to as the "Warrant Shares." The Warrant and Warrant Shares are hereinafter referred to as the "Subject Securities."

    2. Execution of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be signed manually by, or bear the facsimile signature of, the Chairman of the Board or the President or a Vice President of the Association; shall be dated the date of its issuance; shall have the Association's seal or a facsimile thereof affixed or imprinted thereon; and shall be attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Association (if facsimile signatures are utilized, the Warrant Certificates shall be manually countersigned by an authorized officer of the Association or by a Warrant Agent duly appointed by the Association). In case any officer of the Association whose manual or facsimile signature has been placed upon any Warrant Certificate shall have ceased to be such an officer before such Warrant
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                                        4



Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance. Any Warrant Certificate may be signed on behalf of the Association by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Association to sign such Warrant Certificate, although at the date of the execution of this Agreement any such person was not an officer.

    3. Warrant Price. The price to be paid by the Holder upon the issuance of each Common Share pursuant to the exercise of any of the warrants (the "Warrant Price") shall be $0.01 (One Cent) per Common Share.

    4. Exercise of Warrant.

    (a) The Warrants shall be exercisable by the Holders thereof at any time and from time to time until 11:59 p.m., Houston, Texas time, on December 29, 2004, or the sixteenth anniversary of the date hereof (the "Expiration Date"), at which time the Warrants shall expire. Each Warrant not exercised during the foregoing period shall, upon the expiration of such period, become null and void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease upon the Expiration Date. Warrants shall be exercised by the Holder giving the
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                                        5



Association 15 business days' written notice ("Notice of Exercise") and then, on the fifteenth day, the Holder shall present and surrender to the Association a Warrant Certificate evidencing such Warrants at the Association's principal office, accompanied by (i) a written Notice of Exercise in the form of Exhibit B duly filled in and signed, and (ii) payment in full in cash or by certified or official bank check to the Association of the aggregate Warrant Price for the Common Shares to be purchased, as specified in such notice. Warrants exercised by the Holder anytime after the fifteenth anniversary of the date hereof shall provide the Notice of Exercise, no later than December 14, 2003, including prior written notice to the Association of the date certain by which the Holder shall exercise the Warrants in the year following, but not to exceed the Expiration Date, and on which date certain the Holder shall present and surrender to the Association a Warrant Certificate evidencing such Warrants at the Association's principal office, accompanied by (i) a written Notice of Exercise in the form of Exhibit B duly filled in and signed, and (ii) payment in full in cash or by certified or official bank check to the Association of the aggregate Warrant Price for the Common Shares to be purchased, as specified in such notice.
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                                       6



    (b) As soon as practicable after the exercise of the Warrants and payment by the registered Holder of the full Warrant Price for the Common Shares which are then being exercised, the Association shall promptly issue and deliver to or upon the order of such Holder the number of Common Shares to which such Holder is entitled, registered in such name(s) as such Holder may direct, and, if the full number of Warrants represented by a Warrant Certificate shall not have been exercised, a new warrant certificate for the balance of the Warrants represented by the surrendered Warrant Certificate.

    (c) Each person in whose name such certificates for Common Shares is issued shall for all purposes be deemed to have become the holder of record of such Common Shares on the date on which the Warrant Certificate and a proper Notice of Exercise (defined below) was surrendered and the Warrant Price paid, irrespective of the date that certificates representing such Common Shares shall actually be issued or delivered irrespective of whether or not the stock transfer books of the Association shall then be closed.

    (d) The Association shall pay all expenses, and any taxes (other than income taxes) and other charges that may be payable in connection with the preparation, issuance, and
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delivery of stock certificates under this Section 4 in the name of the Holders;
provided, however, that the Association shall not be required to pay, and such Holders shall be responsible for, any tax that may be payable in respect of any transfer in connection with the issuance of any Warrant Certificate in a name other than that of a registered Holder of the Warrant Certificate surrendered upon the exercise of a Warrant.

    5. Reservation of Shares; Preservation of Rights of the Holder.

    (a) The Association covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, solely for issuance and/or delivery upon exercise of Warrants, free from preemptive rights, the full number of Common Shares then issuable if all outstanding Warrants then exercisable were exercised.

    (b) The Association further covenants (i) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution, or sale of assets, or by any other voluntary act or inaction, avoid or seek to avoid the observance or performance of any of the covenants, stipulations, or conditions to be observed or performed hereunder by the Association, and (ii) promptly to take all action as may from time to time be required (including
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complying with all federal and state laws, cooperating fully with the Holders in preparing such applications and providing such information to such federal and state regulatory authorities as may be required) in order to permit the Holders to exercise Warrants and the Association duly and effectively to issue Common Shares pursuant thereto.

    6. Restriction on Transfer, Exchange or Loss of Warrants.

    (a) The Association shall keep a Warrant register (the "Warrant Register") in which it shall register the name and address of any Holder of Warrant Certificates. Subject to Section 13, the Association shall register the transfer of any outstanding Warrant Certificates in the Warrant Register upon surrender at the principal office of the Association of the Warrant Certificates accompanied by a written instrument of transfer, in form satisfactory to the Association, duly executed by the registered Holder of the Warrant Certificate or accompanied by proper evidence of succession or assignment. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificates shall be cancelled; provided, however, that except for transfers pursuant to Section 10, the Warrants may only be transferred in a private
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                                        9



transaction that is, in the opinion of counsel to the Holder that is reasonably acceptable to the Association, exempt from any applicable securities registration requirement.

    (b) Each Holder may, at its option, exchange its Warrant Certificates for other Warrant Certificates representing in the aggregate a like number of warrants by the surrender of such Warrant Certificates at the principal office of the Association accompanied by written instructions for such exchange.

    (c) If any Warrant Certificate is lost, stolen, mutilated, or destroyed, the Association shall issue in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in the case of a Warrant Certificate lost, stolen, or destroyed, upon receipt of a proper affidavit and reasonably satisfactory indemnification of the Association, a new Warrant Certificate of like tenor and representing the number of Warrants equal to the number represented by the Warrant Certificate so lost, stolen, mutilated, or destroyed. Any such new Warrant Certificate executed and delivered shall constitute a contractual obligation on the part of the Association, whether or not the Warrant Certificate so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone. No service
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                                       10



charge or fee shall be assessed against the Holder of such Warrant Certificate for any transfer, exchange, or replacement of Warrant Certificates pursuant to this Section 6.

    7. Rights Upon Consolidation, Merger, Sale, Transfer, or Reclassification.

    (a) In case the Association (i) shall consolidate with or merge into any other entity and shall not be the continuing or surviving corporation of such consolidation or merger or (ii) shall lease, sell, or otherwise convey all or substantially all of its assets, then such successor, leasing, or purchasing person or entity, as the case may be, shall execute with each Holder a supplemental agreement providing that (A) each Holder shall have the right to receive, upon the exercise of its Warrants, in lieu of each Common Share that could have been purchased upon exercise of Warrants if the Warrants had been exercised immediately prior to such transaction, the kind and amount of shares, securities, cash, or property receivable upon such consolidation, merger, lease, sale, or conveyance by a holder of one Common Share of Common Stock of the Association, and (B) setting forth the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Warrant Price per Common Share of the Association immediately prior to such event.
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                                       11



    (b) In case of the reclassification or change of the Common Shares issuable upon exercise of the Warrant, or in the case of any consolidation or merger of another corporation into the Association in which the Association is the continuing corporation and in which the holders of Common Shares thereafter receive shares, other securities, property, or cash for such Common Shares, the Association shall execute with each Holder a supplemental agreement (A) providing that the Holder shall have the right to receive, upon exercise of its Warrants, in lieu of each Common Share deliverable upon such exercise immediately prior to such event, the kind and amount of shares, other securities, property, or cash receivable upon such reclassification, change, consolidation, or merger by a holder of one Common Share of the Association, and
(B) setting for the Warrant Price for the shares and/or other securities and/or property and/or cash so issuable, which shall be an amount equal to the Warrant Price per Common Share of the Association immediately prior to such event.

    (c) The provisions of this Section 7 shall similarly apply to successive consolidations, mergers, leases, sales, or conveyances and successive reclassifications and changes of shares of Common Stock.
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    8. Antidilution Provision. So long as any Warrants are outstanding and unexercised, in whole or in part:

    (a) If the Association shall, on or after the date hereof, pay a dividend in Common Shares or make any other distribution in Common Shares on or with respect to any class of its capital stock, the number of Common Shares purchasable upon exercise of each Warrant outstanding unexercised at such time shall be increased by multiplying such number of shares by a fraction, the denominator of which shall be the number of Common Shares outstanding at the close of business on the day immediately preceding the date of such dividend or other distribution and the numerator shall be the sum of such number of shares and the total number of Common Shares constituting such dividend or other distribution, such increase to become effective immediately after the record date of such dividend or other distribution.

    (b) In the event outstanding Common Shares shall be subdivided into a greater number of Common Shares, the number of Common Shares purchasable upon exercise of each Warrant shall be proportionately increased, and conversely, in case outstanding Common Shares shall each be combined into a smaller number of Common Shares, the number of Common Shares purchasable upon exercise of each Warrant shall be
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                                       13



proportionately decreased, such increase or decrease, as the case may be, shall become effective immediately after the effective date of such subdivision or combination.

    (c) If the Association issues or distributes to all holders of Common Stock
(i) rights or warrants entitling them to subscribe for or purchase shares of any class or capital stock of the Association or (ii) evidences of its indebtedness or assets (excluding cash dividends and excluding stock dividends referred to subsection (a) above), the Association shall issue or distribute to each holder of Warrants the subscription rights or evidences of indebtedness or assets that such Holder would have been entitled to receive such rights, warrants or evidences of indebtedness or assets.

    (d) The Association shall provide each Holder with at least 30 days prior written notice of any of the events described in this Section 8.

    9. Registration Rights.

    (a) Demand Registration Rights. Subject to the terms hereof, the Association convenants and agrees with Holders, and any other subsequent holder of Common Shares issued pursuant to the exercise of the Warrants ("Warrant Shares," such Warrants and Warrant Shares being hereinafter referred
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                                       14



to as the "Subject Securities") that within 60 days after receipt of a written request ("Demand Request") from Holders of more than 50% in interest of the aggregate number of Subject Securities that such holders of the Subject Securities ("Requesting Holder") desire and intend to sell or transfer more than 50% in interest of the aggregate number of Subject Securities under such circumstances that a public offering, within the meaning of the Offering Regulations (defined below), will be involved, the Association shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Offering Regulations) with respect to the offering and sale or other disposition of such Subject Securities (the "Offered Securities"); provided, however, that the Association shall have no obligation to comply with the foregoing provisions of this Section 9 if in the opinion of counsel to the Association (reasonably acceptable to the Requesting Holder(s)) registration under the Offering Regulations is not required for the transfer of the Offered Shares in the manner proposed by such person or persons or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer (in which latter event the Association shall promptly file such
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                                       15



post-effective amendment (and use its best efforts to cause such amendment to become effective under the offering Regulations)); and provided further that only one registration may be demanded pursuant to provisions of this Section 9(a). Any registration abandoned after its filing in accordance with the provisions of this Section 9(a) shall not be deemed the one demand registration right pursuant to this Section 9(a).

    The provisions of this Section 9(a) shall be subject to the following conditions, qualifications, and limitations, among others:

        (i) The Association may provide the Requesting Holders with a notice ("Purchase Notice") that the Association or its Holding Company or affiliates, as an alternative to effecting a registration of the Subject Securities pursuant to this Section 9(a), will purchase the Offered Securities at a price that the Requesting Holders would receive from a sale of the Offered Securities in an underwritten public offering for cash (the "Offering Price"). The Offering Price shall be determined by an independent financial expert mutually agreeable to the Requesting Holders and the Association satisfying the qualifications set forth hereinafter.
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                                       16



    The Association shall retain an independent financial expert (the "Independent Financial Expert") to determine the Purchase Price (defined below). The Independent Financial Expert shall be any investment banking firm mutually agreeable to the Association and the Holder which (i) is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and has aggregate net capital of at least $50,000,000; (ii) does not have a direct or indirect financial interest, and the directors, officers, employees, affiliates, or stockholders of which do not have a direct or indirect material financial interest, in the Association or any of its affiliates; (iii) has not been within the last three years, and at the time it is called upon to give independent financial advice pursuant to this Agreement is not (and none of the directors, officers, employees, affiliates, or stockholders of the Independent Financial Expert is), a promoter, director, or officer of the Association or any of its affiliates; and (iv) does not provide any advice or opinions to the Association or any of its affiliates. Any Independent Financial Expert retained pursuant to this Agreement shall be required to acknowledge that any report produced by such Independent
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                                       17



    Financial Expert will be relied upon by the FSLIC as well as the Association and that such Independent Financial Expert shall have the same duty of care to the FSLIC as it does to the Association. The purchase price for the Warrants pursuant to this section 9 (the "Purchase Price") shall be the amount, as determined by such Independent Financial Expert, that the Holder (assuming that all Warrants being valued were exercised as of the Valuation
    Date) would receive with respect to the Common Shares subject to the Warrants from a sale of all of such Common Shares for cash on the Valuation Date. The Independent Financial Expert shall disregard any possible effect of the Regulatory Capital Maintenance Agreement, as defined in the Assistance Agreement, provided that the FSLIC terminates such Regulatory Capital Maintenance Agreement before the Purchase Price is finally determined pursuant hereto. The Independent Financial Expert shall use one or more valuation methods that it, in its best professional judgment, determines to be most appropriate. The Association shall cause the Independent Financial Expert to deliver to the Association at least 20 business days prior to the Valuation Date, with a copy to the FSLIC, a
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    preliminary value report (the "Preliminary Value Report") addressed to the
    Association and the FSLIC, which Preliminary Value Report shall (x) state the methods of valuation considered or used and the preliminary Purchase Price of the Warrants as of the Valuation Date determined pursuant to this
    Section 9(a)(i) (the "Preliminary Purchase Price"), (y) assume that the Regulatory Capital Maintenance Agreement will not be terminated, unless it shall have been terminated previously, but indicate the extent to which the Purchase Price would be different from the Preliminary Purchase Price if it were terminated, and (z) contain a statement as to the nature and scope of the examination or investigation upon which the determination of the Preliminary Purchase Price was made. The Association shall and the FSLIC may provide information and data relevant to such Independent Financial Expert's valuation and shall have the opportunity to comment on the Preliminary Purchase Price. The Independent Financial Expert shall afford both the Association and the FSLIC the opportunity to attend any meetings held by it at which either of the parties or any affiliates is in attendance and shall furnish to both the
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                                       19



    Association and the FSLIC any correspondence or documents delivered to or by it to either of them or any of their affiliates. The Independent Financial Expert may revise the Preliminary Purchase Price within 20 business days after delivery of the Preliminary Value Report to the Association and FSLIC, provided that its final Value Report reflecting the final Purchase Price shall reflect both the initial valuation and the determination to revise it and shall be addressed to the Association and the FSLIC. If the Independent Financial Expert becomes aware of any material changes within 20 business days after delivery of the Preliminary Value Report, in the business or financial condition or prospects of the Association or its subsidiaries, the Independent Financial Expert shall specify such material changes in the final Value Report. The Preliminary Value Report shall become the final Value Report and shall be final and binding upon the Association and the FSLIC on the twentieth business day after delivery of the Preliminary Value Report to the Association and the FSLIC unless revised prior to such twentieth business day and if so revised shall thereupon be final and binding upon the Association and the FSLIC as so

                                       2O



    revised, and any references in this Agreement to the Purchase Price shall mean the Purchase Price set forth in the Value Report as it becomes final and binding pursuant to this Section 9(a)(i). The Valuation Date shall, for purposes of this Section 9(a)(i), be a date 60 days after the Demand Request is made. Unless the Requesting Holders notify the Association in writing within ten days of the receipt of the Purchase Notice that they are abandoning their Demand Request, the Association shall purchase the Offered Securities on the twentieth day after the final determination of the Offering Price in cash or by certified check or bank cashier's check payable to the respective Requesting Holders against presentation and surrender of the certificates evidencing the Offered Securities duly endorsed;

        (ii) The Association shall not be obligated to file a registration statement or post-effective amendment pursuant to this Section 9(a)(ii) which, under the Offering Regulations and the then effective rules, regulations, forms, and releases of the FHLBB (defined below) thereunder, would be required to contain audited financial statements as of the date other than the end of a fiscal year of the Association and the related
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                                       21



    fiscal periods then ended unless the Holder or Holders requesting registration undertake to pay (or reimburse) the incremental expenses incurred by the Association in preparing such other audited financial statements for inclusion.

        (iii) The Association may defer the filing of a registration statement or post-effective amendment for up to 90 days after the request for registration is made if the Board of Directors of the Association determines in good faith that such registration would adversely affect or otherwise interfere with a proposed or pending transaction of the Association, including, without limitation, a material financing or a corporate reorganization, or during any period of time in which the Association is in possession of material inside information concerning the Association or its securities, which information the Association, in consultation with the FSLIC, reasonably determines in good faith is not ripe for disclosure.

    (b) Piggy-Back Registration Rights. Whenever the Association proposes to register under the Offering Regulations shares of Common Stock, other than with respect to an offering for consideration other than cash, the
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                                       22



Association will give 90 days prior written notice to the Holder(s) of any Subject Securities of its intention to do so and, upon the written request of the Holder(s) of more than 50% in interest in the aggregate number of Subject Securities given within 20 days after the Association provides such notice, the Association shall, subject to the terms of this Section 9(b), use its best efforts to cause all or such portion of the Warrant Shares which may be or have been acquired by any Holder(s) to be included in a registration statement to be filed by the Association to the extent the Association has been requested by such Holder(s) to register Warrant Shares for sale in its proposed public offering. Notwithstanding the foregoing, the Association shall not be required to include any Warrant Shares in any registration statement if the registration statement relates solely to securities of the Association to be issued pursuant to a stock option or other employee benefit plan.

    For the purposes of this Section 9, the term "Offering Regulations" shall refer to Part 563g of the Rules and Regulations for FSLIC-Insured Institutions, 12 C.F.R. Part 563g (1988), or any successor regulations promulgated by any agency of the United States government or any statute enacted into law, relating to or governing the offering of securities by the Association; the term "FHLBB" shall refer to the Federal Home Loan Bank Board and to any successor agency having jurisdiction over the offering of securities of a savings bank such as the Association; and the term "registration statement" or "prospectus," as the case may be, shall refer to an offering circular on Form OC or any other form of filing required by the Offering Regulations.

    (c) Underwriting Terms. In connection with any proposed public offering by the Association which any Holder has requested to include Warrant Shares pursuant to Section 9(b), if such offering involves a best efforts or firm commitment underwriting, the Association shall not be required to include any of the Warrant Shares in such offering unless the Holder accepts the terms of the underwriting as agreed upon between the Association and the underwriters selected by it, and then only in such quantity as will not, in the opinion of the managing underwriter(s), jeopardize the success of the offering by the Association. If, in the opinion of the managing underwriter(s), including all or any portion of the Warrant Shares would materially and adversely affect such public offering, then the Association shall be required to include in the underwriting only that number of the Warrant Shares, if any, which the managing underwriter(s) believes may be sold without causing such adverse effect; provided, however, that to the extent that the Warrant Shares cannot be so included, the number of Warrant Shares shall be reduced only after shares or other securities proposed to be included in such offering by all other shareholders or security holders are eliminated from such offering.

    (d) Expenses. All expenses of registration for any registration effected pursuant to this Section 9 shall be borne by the Association; provided however, that the following shall not be deemed to be expenses of registration: sales commissions or underwriter discounts with respect to any Selling Holder's Shares, blue sky fees of any jurisdiction in which any Selling Holder specifically requests registration, any stock transfer taxes on any Selling Holder's shares, and the fees of any financial advisor(s) or attorney(s) hired to represent any Selling Holder; such expenses can be borne wholly by the appropriate Selling Holder to which such expenses are attributable.

    For the purposes of this Section 9, the term "Selling Holders" shall refer to the Holder(s) of Warrants and Warrant Shares being offering for sale on their behalf pursuant to a registration statement.

    (e) Selling Holders Indemnified. If a Selling Holder shall sell or distribute Warrants or Warrant Shares pursuant to a registration statement proposed in accordance with the terms of this
Section 9, with respect to such proposed sale or distribution, the Association will indemnify and hold harmless the Selling Holder, and each person, if any, who controls the Selling Holder, against any losses, claims, damages, or liabilities, joint or several, to which the Selling Holder or such controlling person may become subject insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the preliminary or final registration statement under which such shares were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement to such registration statement or to such prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Selling Holder and each such controlling person for any legal or other expenses reasonably incurred by the Selling Holder or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Association will not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, preliminary prospectus, final prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Association by the Selling Holder and specifically identified for use in the preparation thereof; provided, further, however, that the Association shall not be liable for any amounts paid in settlement without the Association's express written consent or which arise out of a claim based upon any preliminary prospectus and the underwriter in the offering failed to deliver the final prospectus which corrected or reflected such untrue statement or omission.

    (f) Association Indemnified. It shall be a condition to the Association's obligations under this Section 9 that each Selling Holder shall indemnify and hold harmless the Association and each of its directors, officers, stockholders, employees, agents and affiliates (as that term is defined under Securities and Exchange Commission Rule 405) and each person, if any, who controls the Association, and any underwriter(s) utilized by the Association in connection with an offering contemplated herein against any losses, claims, damages, or liabilities to which the Association or any such director, officer, stockholder, employee, agent, affiliate (as that term is defined under Securities and Exchange Commission Rule 405), controlling person, or underwriter may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, preliminary prospectus, final prospectus, or offering circular or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein to necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, offering circular, preliminary prospectus, final prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Association by the Selling Holder specifically for use in the preparation thereof, and will reimburse to the Association any legal or other expenses reasonably incurred by the Association or any such director, officer, stockholder, employee, agent or affiliate of the Association or any controlling person, or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action.

    (g) Notice of Indemnification, Etc. Promptly after receipt by a party entitled to indemnification under this Section 9 of any notice of the commencement of any action or proceeding, such indemnified party will, if a claim in respect thereof is made against an indemnifying party under this
Section 9, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 9 if the indemnified party shall sustain the burden of proving that the indemnifying party shall not have been prejudiced by the omission. In case any such action is brought against any indemnified party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party or parties, to assume the defense thereof, with counsel satisfactory to such indemnified party and after notice from the indemnifying party to such indemnified party, of its election to so assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

    (h) Efforts. If and whenever the Association is requested under this Section 9 to effect the registration of Subject Securities, the Association shall as promptly as reasonably possible, (i) prepare and file with the FHLBB a registration statement on suitable form with respect to such securities and thereafter use its best efforts to cause such registration statement to become and, subject to clause (ii) hereof, remain effective and any prospectus contained in such registration statement to remain current and to cause such registration statement to comply with the provisions of the Offering Regulations; (ii) prepare and file with the FHLBB such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and such prospectus current for a period not exceeding 180 days and to comply with the provisions of the Offering Regulations with respect to the sale or other disposition of such Subject Securities by such registration statement; (iii) furnish to each Selling Holder and each underwriter of such shares being sold such number of copies of a prospectus, including a preliminary prospectus or amendment thereto, in conformity with the requirements of the Securities Act of 1933, as amended, and the Offering Regulations; (iv) use all reasonable efforts to register or qualify (where required) the Subject Securities covered by such registration statement under such securities or blue sky laws of jurisdictions in which the Subject Securities are being offered or sold, and do any and all other acts and things which may be reasonably required of the Association to enable each Selling Holder and the underwriters to consummate the public sale or other disposition in such jurisdictions in which the Subject Securities are being sold; and (v) use its best efforts to notify each Selling Holder of any amendment or supplement to the registration statement or the prospectus included therein and the time at which any such registration statement, agreement, or supplement becomes effective, provided, however, that the Association will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not then so subject.

    10. Right of First Refusal. The provisions of this Section 10 shall apply to the Warrants and if the Warrants, or any of them, are exercised, the terms of this Section 10 shall apply to the shares of Common Stock (for the purposes of this Section 10, the "Shares") so acquired unless such shares are acquired pursuant to a registered offering pursuant to
Section 9.

    (a) Restriction on Transfer; Right of First Refusal.

        (i) The Holder of Warrants and Shares shall not sell, assign, transfer or otherwise dispose of Warrants or Shares, now or thereafter owned or held by it, except as provided in this Section 10. The Association may refuse to transfer the Warrants and Shares when such transfer would not be in compliance with the terms of this Agreement, and any attempted disposition in violation hereof shall be null and void.

        (ii) In the event that any Holder of Warrants or Shares proposes to sell, transfer or otherwise dispose of any Warrants or Shares, such Holder shall give the Association written notice of its intent to do so, which shall not be required to disclose any proposed purchase terms or purchaser.

        (iii) Upon receipt by the Association of such notice from the holder (hereinafter sometimes referred to as the "Disposing Holder") or its legal representative, as the case may be, the Association or its Holding Company or its affiliates shall have the exclusive right and option, exercisable at any time within 30 days after receipt of the notice, to purchase all (but not less than all) of the Shares at the Purchase Price per share determined as of the date of the notice pursuant to Section 9(a)(i). If the Association chooses to exercise its option, it shall give written notification to this effect to the Disposing Holder or its legal representative, as the case may be, and such sale and purchase shall be consummated within 30 days after the Independent Financial Expert referred to in Section 9(a)(i) determines the Purchase Price.

        (iv) If the Association does not elect to exercise its rights hereunder, the Disposing Holder, or its legal representative, shall be free to retain or dispose of the Warrants or Shares for the next 90 days subject to the terms of this Agreement. The Disposing Holder shall not effect such a disposition after such 90 day period without first complying again with the requirements of this Section 10 with respect to a subsequent attempt to sell, transfer or otherwise dispose of any such Warrants or Shares.

        (v) If, in accordance with this Section 10, Shares are sold to a third party in a transaction not constituting a public offering, the Disposing Shareholder shall require, as a condition of the sale to such third party, that the purchaser of its Shares will become a party to this Agreement, but only if the Association so desires such purchaser to become subject to this Agreement. All Warrants and Shares retained by the Disposing Holder shall remain subject to the prohibitions, restrictions and requirements of this Agreement.

    (b) The Closing Date; Payment for the Stock. The Closing Date shall be five
(5) business days following the determination of the Purchase Price as set forth in Section 9 above. At 10:00 a.m. on the Closing Date, and at the Association's headquarters, or at some other time or place designated by the parties, the Disposing Holder shall deliver to the Association the certificates representing all of the Warrants and/or Shares to be sold, duly endorsed, and free and clear of any liens, claims, or encumbrances, and all assignments, certificates of authority, tax releases, and other instruments or documents as may be recommended by the Association's counsel, and the Association shall pay the purchase price of the Warrants and/or Shares being acquired, determined in accordance with subparagraph (a)(iii) above. The purchase price shall be paid by the Association in a lump sum payment of 100% of the Purchase Price, paid in cash or by certified or cashier's check. In the event that the Association fails to complete a purchase pursuant to the exercise of rights granted under this Section 10, the Disposing Holder shall have the right to dispose of such Warrants or Warrant Shares for the next 90 days in accordance with subparagraph (a)(iv) above as if the Association had not elected to exercise such rights.

    (c) Copy of Agreement; Restrictive Legend. A counterpart of this Agreement shall be placed on file at the principal place of business of the Association and at its registered office. In addition to any other legends required on the certificates pursuant to the terms hereof or otherwise, upon any exercise of any of the Warrants hereunder, the certificates representing the Shares subject hereto shall be endorsed as follows:


        "The shares represented by this certificate are transferable only upon compliance with the provisions of a Warrant Agreement dated December 30, 1988, a copy of which will be furnished to the record holder of this certificate without charge upon written request to the Association at the principal place of business of the Association at the Association's registered office. A holder of record or its agent, attorney or accountant shall have the right to examine the Warrant Agreement during regular business hours of the Association."

    11. Participation in Transfers. For as long as the FSLIC is a Holder, the Association agrees not to transfer any Common Shares except in accordance with the provisions of this Section 11. In the event the Association proposes to transfer Common Shares in an transaction or series of transactions ("Subject Transfer") which would cause the Association to cease owning beneficially in the aggregate more than 50% of the voting control of the Association immediately after the transfer, the Association shall give a written notice (the "Transfer Notice") to the FSLIC stating that it intends to make or participate in a Subject Transfer and identifying the terms of the Subject Transfer. By giving a written notice ("Participation Notice") to the Association within 30 days after its receipt of the Transfer Notice, the FSLIC shall have the right to require, as a precondition to the Subject Transfer by the Association, that the purchaser in such Subject Transfer enter into an agreement with the FSLIC whereby the FSLIC shall be entitled to sell to such purchaser that percentage of the total number of Subject Securities and Common Shares to be sold as is equal to the percentage of the total number of outstanding Subject Securities and Common Shares then owned by the FSLIC. The purchase price per security for the FSLIC's Subject Securities shall be the per share price paid for the Common Shares sold by the Association in the Subject Transfer minus, in the case of Warrants sold by the FSLIC, the exercise price per Warrant. The Purchase Price for the Subject Securities shall be paid to the FSLIC at the closing of the Subject Transfer.

    12. Representations, Warranties and Covenants. The Association hereby makes to the Holders the representations, warranties, and covenants set forth in the following subsections, all of which shall survive the execution and delivery of this Agreement:

    (a) Due Authorization. The execution, delivery, and performance of the terms and conditions of this Agreement and issuance and delivery of the Warrants have been duly and validly authorized.

    (b) Binding Agreements. This Agreement constitutes a legal, valid, and binding agreement of the Association, enforceable against the Association in accordance with its terms.

    (c) Consents. All governmental and regulatory consents in connection with the issuance and delivery of the Warrants have been obtained by the Association.

    (d) Warrant. When executed and delivered by the Association pursuant to this Agreement, the Warrant will be a valid and binding obligation of the Association, enforceable against the Association in accordance with its terms. All Common Shares issued upon the exercise of the Warrant will be duly authorized, validly issued and outstanding, fully paid and non-assessable.

    13. Miscellaneous.

    (a) Expenses. Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants, and counsel.

    (b) Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing (including telex, telecopy, or similar writing) and shall be given in the manner set forth in Section 22 of the Assistance Agreement.

    (c) Severability. If any term, provision, convenant, or restriction of this Agreement is held to be invalid, void, or unenforceable, the remainder of the terms, provisions, convenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

    (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws (other than laws governing conflicts or choice of law) of the State of Texas.

    (e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

    (f) Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

    (g) Assignment. A Holder may sell, transfer, assign, or otherwise dispose (in whole or in part) of its rights and obligations under this Agreement to any subsequent Holder of the Warrants or the Warrant Shares. This Agreement shall not be assignable by the Association except by operation of law.

    (h) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any other person (other than an assignee of a Holder) any rights or remedies of any nature whatsoever under or by any reason of this Agreement.

    (i) Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

    (j) No Waiver. No delay on the part of either party in exercising any right hereunder or under a Warrant shall operate as a waiver thereof, nor shall any waiver on the part of either party, nor any single or partial exercise of any right hereunder or under a Warrant, preclude any other or further exercise thereof or any other right hereunder or under a Warrant.

    IN WITNESS WHEREOF, the Association and the FSLIC have caused this Agreement to be duly executed as of the day and year first above written.

                              UNITED SAVINGS ASSOCIATION OF TEXAS, FSB


Attest:

                              By:
                                  ----------------------------

                              Its:
- ----------------------            ----------------------------
     Secretary

                              FEDERAL SAVINGS AND LOAN
                                  INSURANCE CORPORATION


Attest:

                              By:
                                  ----------------------------

                              Its:
- ----------------------            ----------------------------

                                                                       EXHIBIT A



                          (Form of Warrant Certificate)

No W-                                                                   Warrants
     ------------                                          ------------


                       WARRANT TO PURCHASE COMMON STOCK OF
                    UNITED SAVINGS ASSOCIATION OF TEXAS, FSB

             THIS WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFER SET
                FORTH IN THE WARRANT AGREEMENT REFERENCED BELOW.

    United Savings Association of Texas, FSB, a federally-chartered savings bank (hereinafter called the "Association"), for value received, hereby certifies that the Federal Savings and Loan Insurance Corporation, or registered assigns, is the owner of the number of Warrants set forth above, each of which represents the right, initially to purchase that whole number of shares of Common Stock, per value $0.01 (One Cent) per share, of the Association (hereinafter called the "Common Stock") at the price of $0.01 (One Cent) per share (the "Warrant Price"), subject to the terms and conditions hereof and of the Warrant Agreement hereafter referred to, each such purchase to be made, and to be deemed effective for the purpose of determining the date of exercise, only upon surrender hereof to the Association at its principal office in Houston, Texas, with the form of Election to Exercise attached hereto duly filled in and signed, and upon payment in full to the Association of the Warrant Price (i) in cash or (ii) by certified or official bank check, all as provided in the Warrant Agreement hereafter referred to and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement hereafter referred to.

    The Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of December __, 1988 (herein called the "Warrant Agreement"), by and between the Association and the Federal Savings and Loan Insurance Corporation and is subject to the terms and provisions of the Warrant Agreement, which terms and provisions are hereby incorporated by reference herein and made a part hereof. Each holder of this Warrant Certificate consents to all of the terms contained in the Warrant Agreement by acceptance hereof. A copy of the Warrant Agreement is available for inspection by the registered holder hereof at the principal office of the Association in Houston, Texas.

    The Warrant Agreement and each Warrant Certificate, including this Warrant Certificate, shall be deemed a contract made under the laws of Texas and for all purposes shall be construed in accordance with the laws of Texas.

    IN WITNESS WHEREOF, the Association has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated: December   , 1988
                --
                              UNITED SAVINGS ASSOCIATION OF TEXAS, FSB

    [Corporate Seal]

                              By:
                                  ------------------------------------

ATTEST:


- ----------------------------

                                                               Exhibit B


                              ELECTION TO EXERCISE

                    (To be executed upon exercise of Warrant)

TO: UNITED SAVINGS ASSOCIATION OF TEXAS, FSB

    The undersigned hereby irrevocably elects to exercise the right of purchase represented by the attached Warrant Certificate for, and to purchase thereunder, ____________ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $________.

    Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

PLEASE INSERT SOCIAL               Name ________________________________________
SECURITY OR OTHER                       (Please print name and address)
IDENTIFYING NUMBER
OR ASSIGNEE


__________________________         Address _____________________________________

__________________________         Signature ___________________________________

                                   NOTE:     The above signature should
                                             correspond exactly with the name on
                                             the face of this Warrant
                                             Certificate or with the name or
                                             assignee appearing in the
                                             assignment form below.

                                   Signature guarantee:



                                   _____________________________________________

AND, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

Dated: ____________, 19